UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23280	94-3049219
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Crow Canyon Place, Suite 100

San Ramon, California 94583

(Address of Principal Executive Offices, Including Zip Code)

(925) 359-3247

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.

Background Information

On October 27, 2009, the dissolution of Neurobiological Technologies, Inc. (“NTI” or “the Company”) was approved by the Company’s board of directors and stockholders. At the time of the approval of dissolution, NTI retained an interest in XERECEPT, an investigational drug in development for edema and cancer. A certificate of dissolution for the Company was filed with the Delaware Secretary of State on December 17, 2009. Under Section 278 of the Delaware General Corporation Law, the corporate existence of a corporation in dissolution continues for a period of three years from the filing of the certificate of dissolution or such longer period as the Court of Chancery of the State of Delaware may direct, to enable the corporation to conduct an orderly wind-down of its business. Prior to the final wind-up of the Company’s business, on December 11, 2012, December 15, 2015 and December 13, 2017, the Court of Chancery of the State of Delaware ordered the extension of NTI’s corporate existence solely for the purpose of protecting its residual interest in XERECEPT and distributing any proceeds resulting from the sale of XERECEPT to NTI’s stockholders.

Current Information

To date, all attempts to sell NTI’s interest in XERECEPT have been unsuccessful, and NTI’s continued operating expenses have reduced its cash position close to zero. Accordingly, on December 21, 2018, the Court of Chancery of the State of Delaware ordered that any remaining cash held by NTI be transferred to the Company’s stock transfer agent for distribution to the Company’s stockholders on or before February 15, 2019, and that the corporate existence of NTI will be terminated on February 15, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 3, 2019

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/S/ MATTHEW M. LOAR
Matthew M. Loar
Acting Chief Executive and Financial Officer